Exhibit 3.1


                           RESTATED CERTIFICATE OF INCORPORATION

                                            OF

                             TELECOM PLUS INTERNATIONAL, INC.


               To:  The Secretary of State
                    State of New Jersey

                         Pursuant to the provisions of Section 14A:9-5, of

               the New Jersey Business Corporation Act, the undersigned

               corporation hereby executes the following Restated Certifi-

               cate of Incorporation:

                         FIRST:  (a)  The name of the corporation shall be

                         TELECOM PLUS INTERNATIONAL, INC.

                         SECOND:   The purpose or purposes for which the
               Corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, including, but not limited to, engaging in the business of selling, installing and servicing telephone equipment that is inter-connected into telephone lines leased from regulated tele-phone companies and that is used in place of equipment furnished by regulated telephone companies, and to do every-thing necessary, convenient or incidental to the conduct of such business.

                         THIRD:    A.   General Authorization

                                   The aggregate number of shares of all
               classes of Capital Stock which the Corporation shall have authority to issue is One Hundred Twenty Million (120,000,0-
               00) Shares consisting of:

                                   (1)  One Hundred Million (100,000,000)
               Common shares, par value $.01 per share; and


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                                   (2)  Twenty Million (20,000,000) Pre

                                   B.   Preferred Shares

                                   (1)  The Board of Directors is autho-
               rized, subject to limitations prescribed by law and the provisions of this subparagraph B, to provide for the issu-ance of the Preferred Shares, in series, and by filing a certificate of amendment, pursuant to the Business Corpora-tion Act, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, the deter-mination of the following:

                                   (a)  the number of shares constituting
               that series and the distinctive designation of that series;

                                   (b)  the dividend rate, if any, on the
               shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;

                                   (c)  whether that series shall have
               voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                                   (d)  whether that series shall have
               conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                                   (e)  whether or not the shares of the
               series shall be redeemable and, if so, the terms and condi-tions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                                   (f)  the rights of the shares of that
               series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                   (g)  any other relative rights, prefer-
               ences and limitations of that series.

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                                   (2)  Dividends on outstanding Preferred
               Shares of such series on which dividends shall be declared and paid, or set apart for payments, on the Common Shares with respect to the same dividend period.

                                   C.   Common Shares

                                   (1)  The Common Shares may be issued by
               the Corporation from time to time for such consideration and upon such terms as may be fixed from time to time by the Board of Directors and as may be permitted by law, without action by any shareholders.

                                   (2)  Subject to any limitations which
               may be imposed pursuant to subparagraph B of this Article THIRD, the holders of Common Shares shall be entitled to dividends only if, when and as the same shall be declared by the Board of Directors and as may be permitted by law.

                                   (3)  Subject to any limitations which
               may be imposed pursuant to subparagraph B of this Article THIRD, each Common Share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Corporation on all propositions before such meetings.

                                   D.   Fractional Shares

                                   The Corporation may, but shall not be
               obliged to, issue a certificate for a fractional share of any class of capital stock issued pursuant to this Article THIRD and, by action of the Board of Directors, may either pay cash therefor or issue in lieu thereof scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share of stock upon the surrender of such scrip or other evidence of ownership aggregating a full share, but which shall not, unless other-wise provided, entitle the holder to exercise any voting right, or to receive dividends thereon, or to participate in any of the assets of the Corporation in the event of liqui-dation. The Board of Directors may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for share certif-icates before a specified date, or subject to the condition that the shares for which such scrip or evidence of owner-ship is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or

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


               evidence of ownership, or subject to any other condition which the Board of Directors may deem advisable.

                                   E.   Preemptive Rights

                                   No holder of any shares of Capital Stock
               of the Corporation shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants or any rights to subscribe to or purchase any securities convertible into or exchangeable for any shares of capital stock of the Corpora-tion of any class, now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corpora-tion or to have any other preemptive rights as now or here-after defined by the laws of the State of New Jersey.

                         FOURTH:   The address of the Corporation's current
               registered office is: 15 Exchange Place, Jersey City, New Jersey 07302 and the name of its current registered agent at such address is the Corporation Trust Company.

                         FIFTH:    The number of Directors constituting the
               current Board of Directors is eight (8). The names and addresses of the Directors are as follows:

                         NAMES                         ADDRESSES
                         -----                         ---------

               Stephen R. Cohen         c/o Telecom Plus International, Inc.
                                        8000 North Federal Highway
                                        Boca Raton, Florida  33434

               Thomas J. Burger         c/o Telecom Plus International, Inc.
                                        8000 North Federal Highway
                                        Boca Raton, Florida  33434

               Joseph P. Gowan          c/o Telecom Plus International, Inc.
                                        8000 North Federal Highway
                                        Boca Raton, Florida  33434

               Ira M. Lieberman         c/o Telecom Plus International, Inc.
                                        8000 North Federal Highway
                                        Boca Raton, Florida  33434





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               Robert A. Kennedy        c/o Telecom Plus International, Inc.
                                        8000 North Federal Highway
                                        Boca Raton, Florida  33434

               Herbert J. Breger        c/o Telecom Plus International, Inc.
                                        8000 North Federal Highway
                                        Boca Raton, Florida  33434

               Phillip Ean Cohen        c/o Morgan, Schiff & Co., Inc.
                                        55 Broad Street
                                        New York, New York  10004

               Jerry Finkelstein        c/o Telecom Plus International, Inc.
                                        8000 North Federal Highway
                                        Boca Raton, Florida  33434

                         IN WITNESS WHEREOF, the undersigned has executed this
               certificate on behalf of the Corporation on this the 16th day of May, 1986.


                                        TELECOM PLUS INTERNATIONAL, INC.



                                        By     /s/ Thomas J. Burger
                                             -------------------------
                                             Thomas J. Burger, President



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                         CERTIFICATE REQUIRED TO BE FILED WITH THE

                           RESTATED CERTIFICATE OF INCORPORATION

                                            OF

                             TELECOM PLUS INTERNATIONAL, INC.



                         Pursuant to the provisions of Section 14A:9-5(5)

               of the New Jersey Business Corporation Act, the undersigned

               Corporation hereby executes the following certificate:

                         FIRST:    The name of the corporation is

                                   TELECOM PLUS INTERNATIONAL, INC.

                         SECOND:   the Restated Certificate of Incorpora-

               tion was adopted on the 16th day of May, 1986.

               Dated this 16th day of May, 1986.



                                        TELECOM PLUS INTERNATIONAL, INC.



                                        By     /s/ Thomas J. Burger
                                            ----------------------------
                                            Thomas J. Burger, President



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                                 CERTIFICATE OF CORRECTION

                                          OF THE

                               CERTIFICATE OF INCORPORATION

                                            OF

                             TELECOM PLUS INTERNATIONAL, INC.



                         The undersigned, in order to correct its Certifi-
               cate of Incorporation, pursuant to the New Jersey Business Corporation Act, hereby certifies as follows:

               FIRST:    The name of the corporation is Telecom Plus Inter-
               national, Inc. (the "Corporation").

               SECOND:   The Restated Certificate of Incorporation of the
               Corporation was filed by the Department of State on May 28, 1986.

               THIRD:    The Certificate of Incorporation is an inaccurate
               record in that a line was inadvertently omitted from Section B(2) of ARTICLE THIRD in the Corporation's Restated Certifi-cate of Incorporation filed by the Department of State on May 28, 1986.

               FOURTH:   Section B(2) of ARTICLE THIRD of the Certificate
               of Incorporation is hereby corrected to read as follows:

                         "Dividends on outstanding Preferred Shares of such series on which dividends shall be payable shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the Common Shares with respect to the same dividend period."



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               In Witness Whereof, the undersigned has signed his name on behalf of the Corporation this 29th day of October, 1986.

                                   TELECOM PLUS INTERNATIONAL, INC.



                                   By:      /s/ William R. Griffith
                                        -------------------------------
                                        William R. Griffith, Vice President
                                        Suite 2300
                                        805 Third Avenue
                                        New York, New York  10022



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                                 CERTIFICATE OF AMENDMENT

                                          TO THE

                           RESTATED CERTIFICATE OF INCORPORATION

                                            OF

                             TELECOM PLUS INTERNATIONAL, INC.

               To:  The Secretary of State
                    State of New Jersey

                         Pursuant to the provisions of Section 14A:9-4, of
               the New Jersey Business Corporation Act, the undersigned Corporation hereby certifies as follows:

                              FIRST:    The name of the Corporation is
                         Telecom Plus International, Inc.

                              SECOND:   The Amendments to the Certificate
                         of Incorporation effected hereby are as follows:

                         Paragraph FIRST of the Certificate of Incorpora-
               tion is hereby amended to read as follows:

                              "FIRST:  The name of the Corporation shall be

                              TPI Enterprises, Inc."

                         Paragraph SECOND of the Certificate of Incorpora-
               tion is hereby amended to read as follows:

                              "SECOND:  The purposes for which the Corpora-
               tion is organized are to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act."

                              THIRD:    The foregoing amendments were
               adopted by the shareholders of the corporation on March 9, 1987.

                              FOURTH:   At the time the amendments were
               adopted, there were 30,683,674 shares outstanding and enti-tled to vote thereon.




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                              FIFTH:    The number of shares voted for said
               adoption is 17,284,295; and the number of shares voted against said adoption is 11,877,301.

                              EXECUTED on behalf of the Corporation this
               25th day of March, 1987.

                                        Telecom Plus International, Inc.

                                        By:     /s/ Thomas J. Burger
                                             ----------------------------
                                             Thomas J. Burger, President

                                        By:     /s/ Ira M. Lieberman
                                             ----------------------------
                                             Ira M. Lieberman, Secretary



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                                 CERTIFICATE OF AMENDMENT

                                          TO THE

                           RESTATED CERTIFICATE OF INCORPORATION

                                            OF

                                   TPI ENTERPRISES, INC.

               TO:  Secretary of State
                    State of New Jersey

                         Pursuant to the provisions of Section 14A:9-2(4)
               and Section 14A:9-4(3) of the New Jersey Business Corpora-tion Act, the undersigned corporation, incorporated under the laws of the State of New Jersey, does hereby execute the following Amendment (the "Amendment") to its Restated Cer-tificate of Incorporation:

                         FIRST:    The name of the corporation is TPI
               Enterprises, Inc. (the "Corporation").

                         SECOND:   The Restated Certificate of Incorpora-
               tion is hereby amended to add a new paragraph SIXTH to the Restated Certificate of Incorporation, as follows:

                         "SIXTH. To the fullest extent from time to time permitted by law, directors and officers shall not be personally liable to the Corpo-ration or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. Unless otherwise permitted by law, the provisions of this Paragraph SIXTH shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment or repeal."


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                         THIRD:    The Amendment was approved by the Board
               of Directors of the Corporation on September 9, 1988 and thereafter duly adopted by the shareholders of the Corpora-tion at the Annual Meeting of Shareholders held on November 9, 1988.

                         FOURTH:   At the time of the adoption of the
               Amendment by shareholders of the Corporation, there were outstanding and entitled to vote 24,315,816 shares of common stock of the Corporation.

                         FIFTH:    A total of 22,677,819 such shares voted
               for the Amendment, a total of 542,603 shares voted against the Amendment and a total of 57,950 shares abstained.

               Dated:  November 10, 1988.


                                             TPI ENTERPRISES, INC.


                                             By:   /s/ Robert A. Kennedy
                                                ---------------------------
                                                Robert A. Kennedy
                                                Executive Vice President
                                                and Secretary


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